                                                                    Exhibit 23.5




                              ACCOUNTANTS' CONSENT



The audit of the consolidated financial statements of BancPLUS Financial Corporation and subsidiary referred to in our report dated March 17, 1995, included the related financial statement schedule as of December 31, 1994, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.








                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP



San Antonio, Texas
February 3, 1998